EXHIBIT 5.1

October 1, 2009

VirtualScopics, Inc.
500 Linden Oaks
Rochester, New York 14625

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by VirtualScopics, Inc., a Delaware corporation (the “Registrant” or “you”), with the Securities and Exchange Commission on or about October 1, 2009, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 4,400,000 shares of Common Stock, $0.001 par value, of VirtualScopics, Inc. (the “Shares”) that are to be issued pursuant to the VirtualScopics, Inc. Amended and Restated 2006 Long Term Incentive Plan (the “Plan”).

As your legal counsel, we have reviewed the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the proposed sale and issuance of the Shares by you under the Plan. In addition, we have examined instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. It is our opinion that when issued and sold in the manner described in the Plan, the Shares will be duly authorized, legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

WOODS OVIATT GILMAN LLP

/s/ Woods Oviatt Gilman LLP